Exhibit 5.1

November 4, 2025

HighPeak Energy, Inc.

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

Re: HighPeak Energy, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to HighPeak Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (as amended from time to time, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 415 under the Securities Act, relating to: (a) the offering, issuance and sale, from time to time, by the Company of up to $300 million of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) (the “Primary Offering”); (b) the offering, issuance and sale, from time to time, by the selling securityholders identified in the Registration Statement of an aggregate of 108,764,359 shares of Common Stock (the “Outstanding Secondary Shares”). The securities described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Securities.”

We have also participated in the preparation of a Prospectus relating to the Securities (the “Primary Prospectus”) and a Prospectus relating to the Outstanding Secondary Sharees (the “Secondary Prospectus” and, together with the Primary Prospectus, the “Prospectuses”) each of which is contained in the Registration Statement to which this opinion is an exhibit.

In rendering the opinions set forth herein, we have read and examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (a) the amended and restated certificate of incorporation and the amended and restated bylaws of the Company, (b) the Business Combination Agreement, dated May 4, 2020 (as subsequently amended, the “Business Combination Agreement”), by and among (i) Pure Acquisition Corp., (ii) the Company, (iii) Pure Acquisition Merger Sub, Inc., a Delaware corporation and then a wholly owned subsidiary of the Company, (iv) HighPeak Energy, LP, a Delaware limited partnership (“HighPeak I”) and (v) HighPeak Energy II, LP, a Delaware limited partnership (“HighPeak II and, together with HighPeak I, the “HighPeak Funds”), (vii) HPK Energy, LLC, a Delaware limited liability company and the general partner of HPK Energy, LP, a Delaware limited partnership, and an affiliate of HighPeak Pure Acquisition, LLC, a Delaware limited liability company (“HighPeak Acquisition”) and (viii) solely for the limited purposes specified therein, HighPeak Energy Management, LLC, a Delaware limited liability company, (c) the Registration Statement and (d) such other certificates, statutes and other instruments and documents that we considered necessary or appropriate for the purpose of rendering the opinions set forth below. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	Texas Tower, 845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

November 4, 2025 Page 2

In our examination, we have assumed, without independent investigation (a) all information contained in all documents reviewed by us is true and correct; (b) the genuineness of the signatures on all documents that we have examined, (c) the legal capacity of all natural persons, (d) the authenticity of all documents supplied to us as originals, (e) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies, (f) the authenticity of the originals of such latter documents, (g) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded and (h) all Securities will be issued and sold, as applicable, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement to the applicable Prospectus, if any.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Securities have been duly authorized and:

1.

With respect to any shares of Common Stock issued in a Primary Offering, when both (A) the board of directors (the “Board”) of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be legally issued, fully paid, and nonassessable; and

2.	the Outstanding Secondary Shares are validly issued, fully paid and non-assessable.

November 4, 2025 Page 3

Our opinions expressed herein are limited in all respects to the General Corporation Law of the State of Delaware, which includes all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and the federal laws of the United States of America. We do not express any opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction, domestic or foreign.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. Our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

Our opinion that any document or Security is a valid and legally binding obligation of the Company is subject to (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law and (iii) limitations of rights to indemnification, exculpation and contribution which may be limited by applicable law or equitable principles. We also express no opinion regarding the effectiveness of any waiver of stay, extension or usury laws or of unknown future rights, and we express no opinion regarding severability provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Vinson & Elkins L.L.P. in the Prospectuses forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely, Vinson & Elkins L.L.P.